Exhibit 99.1

NEWS RELEASE	Contact: Wade K. Kodama wkodama@kapalua.com

MAUI LAND & PINEAPPLE COMPANY, INC. REPORTS 2nd QUARTER 2022 RESULTS

KAPALUA RESORT, Hawaii, August 11, 2022 (BUSINESS WIRE) --

Maui Land & Pineapple Company, Inc. (NYSE: MLP) reported net income of $10.5 million, or $0.54 per share, for the second quarter of 2022, compared to net income of $1.9 million, or $0.10 per share, for the second quarter of 2021.  Total operating revenues of approximately $14.0 million and $5.0 million were recognized during the three months ended June 30, 2022 and 2021, respectively.

For the six months ended June 30, 2022, the Company reported net income of $9.9 million, or $0.51 per share, compared to net income of $0.9 million, or $0.05 per share, for the six months ended June 30, 2021. Total operating revenues of approximately $16.2 million and $7.0 million were recognized during the six months ended June 30, 2022 and 2021, respectively.

On May 20, 2022, the Company finalized the sale of 646 acres in Upcountry Maui for $9.6 million. The Company also completed a $2.0 million sale of a 50-acre parcel located in Upper Kahana, Lahaina, Hawaii on June 30, 2022.

Additional Information

Additional information with respect to Maui Land & Pineapple Company, Inc. and our operating results will be available on our Form 10-Q filed with the Securities and Exchange Commission and our website www.mauiland.com.

About Maui Land & Pineapple Company, Inc.

Maui Land & Pineapple Company, Inc. develops, sells, and manages residential, resort, commercial, agricultural and industrial real estate.  The Company owns approximately 22,000 acres of land on Maui and manages properties, utilities, and a nature preserve at the Kapalua Resort.

# # #

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three Months Ended June 30,
	2022	2021
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$11,600	$2,700
Leasing	2,198	1,962
Resort amenities and other	189	288
Total operating revenues	13,987	4,950

OPERATING COSTS AND EXPENSES
Real estate	707	454
Leasing	997	876
Resort amenities and other	330	278
General and administrative	759	574
Share-based compensation	276	370
Depreciation	277	302
Total operating costs and expenses	3,346	2,854

OPERATING INCOME	10,641	2,096

Pension and other post-retirement expenses	(114)	(116)
Interest expense	(2)	(32)
INCOME FROM CONTINUING OPERATIONS	10,525	1,948
Loss from discontinued operations, net	-	(69)
NET INCOME	$10,525	$1,879
Other compreshensive income - pension, net	156	221

TOTAL COMPREHENSIVE INCOME	$10,681	$2,100

EARNINGS PER COMMON SHARE-BASIC AND DILUTED
Income from Continuing Operations	$0.54	$0.10
Loss from Discontinued Operations	$-	$-
Net Income	$0.54	$0.10

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	Six Months Ended June 30,
	2022	2021
	(in thousands except
	per share amounts)
OPERATING REVENUES
Real estate	$11,600	$2,700
Leasing	4,228	3,763
Resort amenities and other	406	546
Total operating revenues	16,234	7,009

OPERATING COSTS AND EXPENSES
Real estate	796	552
Leasing	1,739	1,716
Resort amenities and other	840	691
General and administrative	1,516	1,291
Share-based compensation	654	719
Depreciation	550	602
Total operating costs and expenses	6,095	5,571

OPERATING INCOME	10,139	1,438

Other income	-	13
Pension and other post-retirement expenses	(229)	(232)
Interest expense	(3)	(65)
INCOME FROM CONTINUING OPERATIONS	9,907	1,154
Loss from discontinued operations, net	-	(209)
NET INCOME	$9,907	$945
Other compreshensive income - pension, net	312	442

TOTAL COMPREHENSIVE INCOME	$10,219	$1,387

EARNINGS PER COMMON SHARE-BASIC AND DILUTED
Income from Continuing Operations	$0.51	$0.06
Loss from Discontinued Operations	$-	$(0.01)
Net Income	$0.51	$0.05

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2022	2021
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash	$16,949	$5,596
Restricted cash	273	-
Accounts receivable, net	1,093	1,103
Prepaid expenses and other assets	394	333
Assets held for sale	3,017	3,144
Total current assets	21,726	10,176

PROPERTY & EQUIPMENT, NET	16,437	16,998

OTHER ASSETS
Deferred development costs	9,566	9,564
Other noncurrent assets	1,184	1,181
Total other assets	10,750	10,745
TOTAL ASSETS	$48,913	$37,919

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$845	$580
Payroll and employee benefits	671	949
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	704	217
Other current liabilities	493	509
Total current liabilities	2,855	2,397

LONG-TERM LIABILITIES
Accrued retirement benefits, net of current portion	7,789	7,937
Deferred revenue, net of current portion	1,567	1,633
Deposits	2,193	2,309
Other noncurrent liabilities	53	53
Total long-term liabilities	11,602	11,932
TOTAL LIABILITIES	14,457	14,329

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock--no par value, 43,000,000 shares authorized, 19,443,623 and 19,383,288 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	83,025	82,378
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(42,417)	(52,324)
Accumulated other comprehensive loss	(15,336)	(15,648)
Total stockholders' equity	34,456	23,590
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$48,913	$37,919